Exhibit 10.9

THIRD AMENDMENT

TO

REAL ESTATE PURCHASE AGREEMENT

THIS THIRD AMENDMENT (this “Third Amendment”) to the Real Estate Purchase Agreement between and among Ronald E. Snider, Vivian D. Snider, and Ron Snider Family Limited Partnership (collectively the "Real Property Seller"), and Great American Family Parks, Inc., a Nevada public corporation (the "Purchaser"), dated as of November 8, 2004, as amended by the First Amendment dated as of February 18, 2005 (the “First Amendment”) and Second Amendment dated as of May 2, 2005 (the “Second Amendment”), is made effective as of May 31, 2005 (said Real Estate Purchase Agreement as amended by the First Amendment and Second Amendment, being called herein the AReal Property Purchase Agreement”).

RECITALS:

WHEREAS, Real Property Seller and Purchaser entered into the Real Property Purchase Agreement, the terms of which are incorporated herein by reference; and

WHEREAS, the parties have determined that it is in their mutual best interests to amend the Real Property Purchase Agreement in certain respects as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, undertakings and promises herein contained, the parties, intending to be legally bound, agree as follows:

1.  Extension of Time for Closing. The parties agree that the Real Property Purchase Agreement is amended to extend the time for the Closing thereof until June 13, 2005.

2. Amendment to Asset Purchase Agreement. The effectiveness of the provisions of this Third Amendment is expressly made contingent upon the execution by the Purchaser and the Asset Seller of that certain Third Amendment to Asset Purchase Agreement contemporaneously herewith.

3.  Real Property Purchase Agreement To Remain in Effect.  Except as specifically set forth in this Third Amendment, the Real Property Purchase Agreement (including any changes made by the First Amendment and the Second Amendment which are not changed by this Third Amendment) is hereby ratified and affirmed and shall remain in full force and effect. However, wherever the terms and conditions of this Third Amendment and the terms and conditions of the Real Property Purchase Agreement (as amended by the First Amendment and/or the Second Amendment) conflict, the terms of this Third Amendment shall be deemed to supersede the conflicting terms of the Real Property Purchase Agreement.

4.  Defined Terms.  Any proper nouns used in this Third Amendment which are not defined herein but are defined in the Real Property Purchase Agreement shall have the meanings respectively ascribed to them in the Real Property Purchase Agreement.

5.  Counterparts.  This Third Amendment may be executed in one or more counterparts, and each party hereto may sign a counterpart, and (whether or not all parties hereto have signed each counterpart), each counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have executed and sealed this Third Amendment as of the day and year first above written.

THE REAL PROPERTY SELLER:

RON SNIDER FAMILY LIMITED PARTNERSHIP

BY: /s/ Ronald E. Snider                     (SEAL)

      Ronald E. Snider, General Partner

BY: /s/ Vivian D. Snider                     (SEAL)

      Vivian D. Snider, General Partner

DATE:_______________________

/s/ Ronald E. Snider                 (SEAL)

Ronald E. Snider

/s/ Vivian D. Snider                 (SEAL)

Vivian D. Snider

DATE:_______________________

PURCHASER:

GREAT AMERICAN FAMILY PARKS, INC.

BY: /s/ Larry Eastland                          (SEAL)

TITLE: President & CEO

DATE:_______________________

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